UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 14, 2015

Tech Data Corporation
(Exact name of registrant as specified in its charter)

Florida	0-14625	59-1578329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5350 Tech Data Drive Clearwater, Florida	33760
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   727-539-7429

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2015, Tech Data Corporation (the "Company") issued a press release announcing that Jeffery P. Howells, Executive Vice President and Chief Financial Officer ("CFO"), has notified the Company of his intent to retire from the Company effective June 5, 2015. Mr. Howells will also retire from the Company's board of directors at the expiration of his current term following the annual shareholders meeting in June 2015. In exchange for Mr. Howells' agreement to continue employment through June 5, 2015, to support and assist in the transition of his duties, to sign a release of claims and be bound by a non-compete and non-solicitation of employees for one year following his retirement, and in recognition of Mr. Howells' extraordinary services and loyalty to the Company as CFO and a Board member for many years, the Board of Directors has agreed that following the June 5th retirement date, Mr. Howells will be paid one year's base salary over the typical bi-weekly pay periods, his fiscal year 2016 target bonus, at the time bonus payments are made to continuing employees, typically in April 2016, and the Company will allow him to continue to vest in the restricted stock units granted to him in April 2014 on the originally-scheduled vesting dates stated in 2016 and 2017. Mr. Howells will forfeit all other unvested equity awards held by him as of his retirement.

In its press release of April 14, 2015, the Company also announced that Charles V. Dannewitz, currently senior vice president and chief financial officer, the Americas, will succeed Mr. Howells as CFO of the Company. Mr. Dannewitz, age 60, joined the Company in February 1995 as Vice President of Taxes. He was promoted to Senior Vice President of Taxes in March 2000, and assumed responsibility for worldwide treasury operations in July 2003. In February 2014, he was appointed Senior Vice President and Chief Financial Officer, the Americas. Prior to joining the Company, Mr. Dannewitz was employed by Price Waterhouse from 1981 to 1995, most recently as a tax partner. Mr. Dannewitz is a Certified Public Accountant and holds a Bachelor of Science Degree in Accounting from Illinois Wesleyan University.

A copy of the Company's press release is filed herewith as Exhibit (99.1).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed herewith pursuant to Item 5.02 hereof:

Exhibit No.	Description
99.1	Press Release dated April 14, 2015

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tech Data Corporation (Registrant)
April 14, 2015 (Date)	/s/ DAVID R. VETTER David R. Vetter Senior Vice President, General Counsel and Secretary